Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2021 FINANCIAL RESULTS

AND $1.5 BILLION SHARE REPURCHASE PROGRAM

ROLLING MEADOWS, IL, July 29, 2021 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2021. Management will host a webcast conference call to discuss these results on Thursday, July 29, 2021 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 10.

Summary of Financial Results - Second Quarter

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	2nd Q 21	2nd Q 20	2nd Q 21	2nd Q 20	2nd Q 21	2nd Q 20	2nd Q 21	2nd Q 20	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,390.2	$1,201.1	$227.6	$190.2	$440.0	$366.5	$1.09	$0.97
Net gains on divestitures	(0.5)	(1.0)	(0.4)	(0.8)	(0.5)	(1.0)	—	—
Acquisition integration	—	—	4.7	5.1	6.2	6.7	0.02	0.02
Workforce and lease termination	—	—	3.1	11.5	4.1	15.0	0.02	0.06
Acquisition related adjustments	—	—	15.3	8.3	7.7	4.1	0.08	0.04
Levelized foreign currency translation	—	50.5	—	8.9	—	17.5	—	0.05

Brokerage, as adjusted *	1,389.7	1,250.6	250.3	223.2	457.5	408.8	1.21	1.14

Risk Management, as reported	245.0	190.8	24.9	9.9	47.6	28.5	0.12	0.05
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—	—	—
Workforce and lease termination	—	—	0.5	3.7	0.6	5.0	—	0.02
Acquisition related adjustments	—	—	0.3	1.1	0.2	—	—	0.01
Levelized foreign currency translation	—	4.4	—	0.1	—	0.7	—	—

Risk Management, as adjusted *	244.9	195.2	25.6	14.8	48.3	34.2	0.12	0.08

Corporate, as reported	261.6	159.7	(50.7)	(38.3)	(50.1)	(35.0)	(0.29)	(0.23)
Transaction-related costs	—	—	8.7	—	10.2	—	0.04	—
U.K.-related tax rate change	—	—	19.3	—	—	—	0.09	—

Corporate, as adjusted *	261.6	159.7	(22.7)	(38.3)	(39.9)	(35.0)	(0.16)	(0.23)

Total Company, as reported	$1,896.8	$1,551.6	$201.8	$161.8	$437.5	$360.0	$0.92	$0.79	16%

Total Company, as adjusted *	$1,896.2	$1,605.5	$253.2	$199.7	$465.9	$408.0	$1.17	$0.99	18%

Total Brokerage & Risk Management, as reported	$1,635.2	$1,391.9	$252.5	$200.1	$487.6	$395.0	$1.21	$1.02	19%

Total Brokerage & Risk Management, as adjusted *	$1,634.6	$1,445.8	$275.9	$238.0	$505.8	$443.0	$1.33	$1.22	9%

*

For second quarter 2021, the pretax impact of the Brokerage segment adjustments totals $30.0 million, with a corresponding adjustment to the provision for income taxes of $7.3 million relating to these items. For second quarter 2021, the pretax impact of the Risk Management segment adjustments totals $0.8 million, with a corresponding adjustment to the provision for income taxes of $0.1 million relating to these items. The pretax impact of the Corporate segment adjustments totals $10.2 million, with a corresponding adjustment to the benefit for income taxes of $(17.8) million relating to this item and the U.K. tax item noted on page 8. A detailed reconciliation of the 2021 and 2020 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We delivered another outstanding quarter of operating performance!” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “During the second quarter, our core brokerage and risk management segments combined to post 17% growth in revenue, of which 8.6% was organic revenue growth; net earnings margin improved by 106 basis points; and adjusted EBITDAC margins expanded by 30 basis points. We also completed 8 new tuck-in mergers with approximately $70 million of annualized revenues. While our proposed acquisition of certain Willis Towers Watson brokerage operations has terminated, our decades-long tuck-in merger program remains a proven strategic growth engine.

“Global P/C rates remain firm overall, and the increases we saw during the second quarter of 2021 were similar to the first quarter. At the same time, we are seeing increased economic activity across our client base. Customers are adding coverages and exposures to their existing policies, which is an encouraging sign for the underlying financial health of our clients. So as clients and prospects pivot away from controlling costs to growing their businesses and attracting, motivating and retaining their workforce, I believe our talented production staff is well positioned to help our clients navigate the current environment.

“2021 is shaping up to be a fantastic year!”

Summary of Financial Results - Six-Months Ended June 30,

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	6 Mths 21	6 Mths 20	6 Mths 21	6 Mths 20	6 Mths 21	6 Mths 20	6 Mths 21	6 Mths 20	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,000.4	$2,636.7	$592.0	$501.6	$1,058.4	$844.4	$2.90	$2.58
Net gains on divestitures	(4.6)	(1.2)	(3.6)	(1.0)	(4.6)	(1.2)	(0.02)	—
Acquisition integration	—	—	7.9	10.2	10.3	13.4	0.04	0.05
Workforce and lease termination	—	—	8.6	16.5	9.3	21.5	0.04	0.09
Acquisition related adjustments	—	—	27.0	6.2	13.8	8.7	0.14	0.03
Levelized foreign currency translation	—	89.6	—	14.3	—	29.3	—	0.07

Brokerage, as adjusted *	2,995.8	2,725.1	631.9	547.8	1,087.2	916.1	3.10	2.82

Risk Management, as reported	465.3	402.6	42.9	29.0	87.4	63.5	0.21	0.15
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—	—	—
Workforce and lease termination	—	—	1.0	3.9	1.3	5.3	0.01	0.02
Acquisition related adjustments	—	—	2.1	0.9	0.2	—	0.01	—
Levelized foreign currency translation	—	10.7	—	0.3	—	1.6	—	—

Risk Management, as adjusted *	465.2	413.3	45.9	34.1	88.8	70.4	0.23	0.17

Corporate, as reported	563.7	341.5	(39.4)	(13.4)	(93.5)	(58.0)	(0.28)	(0.15)
Transaction-related costs	—	—	8.7	—	10.2	—	0.04	—
U.K.-related tax rate change	—	—	19.3	—	—	—	0.09	—

Corporate, as adjusted *	563.7	341.5	(11.4)	(13.4)	(83.3)	(58.0)	(0.15)	(0.15)

Total Company, as reported	$4,029.4	$3,380.8	$595.5	$517.2	$1,052.3	$849.9	$2.83	$2.58	10%

Total Company, as adjusted *	$4,024.7	$3,479.9	$666.4	$568.5	$1,092.7	$928.5	$3.18	$2.84	12%

Total Brokerage & Risk Management, as reported	$3,465.7	$3,039.3	$634.9	$530.6	$1,145.8	$907.9	$3.11	$2.73	14%

Total Brokerage & Risk Management, as adjusted *	$3,461.0	$3,138.4	$677.8	$581.9	$1,176.0	$986.5	$3.33	$2.99	11%

*

For the six-month period ended June 30, 2021, the pretax impact of the Brokerage segment adjustments totals $51.8 million, with a corresponding adjustment to the provision for income taxes of $11.9 million relating to these items. For the six-month period ended June 30, 2021, the pretax impact of the Risk Management segment adjustments totals $3.9 million, with a corresponding adjustment to the provision for income taxes of $0.9 million relating to these items. The pretax impact of the Corporate segment adjustments totals $10.2 million, with a corresponding adjustment to the benefit for income taxes of $(17.8) million relating to this item and the U.K. tax item noted on page 8. A detailed reconciliation of the 2021 and 2020 provision (benefit) for income taxes is shown on pages 14 and 15.

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Termination of Agreement to Acquire Certain Willis Towers Watson plc Brokerage Operations

As we previously disclosed on July 26, 2021, our May 12, 2021 agreement to acquire certain Willis Towers Watson plc brokerage operations was terminated as a result of Aon plc and Willis Towers Watson plc terminating their combination. In conjunction with the termination of this agreement, we exercised the special optional redemption feature of our $650 million tranche of 10-year senior notes issued on May 20, 2021. These notes will be redeemed on August 13, 2021.

$1.5 Billion Share Repurchase Program

Today we also announced our Board of Directors authorized the repurchase of up to $1.5 billion of common stock under a new share repurchase plan. This repurchase plan replaces our prior repurchase program, of which approximately $1.0 billion remained.

Repurchases of common stock may be effected from time to time through open market purchases, trading plans established in accordance with the U.S. Securities and Exchange Commission’s rules, accelerated stock repurchases, private transactions or other means, depending on satisfactory market conditions, applicable legal requirements and other factors. The repurchase plan has no expiration date and we are under no commitment or obligation to repurchase any particular amount of our common stock under the plan. At our discretion, we may suspend the repurchase plan at any time.

Impact of COVID-19 Pandemic Recovery

Relative to second quarter 2020, during the second quarter 2021:

•

Nearly all of our Brokerage segment operations’ revenues benefited from our clients’ improving business conditions which increases insured exposure units (i.e., insured values, payrolls, employees, miles driven, gross receipts, etc.),

•	Our Risk Management segment operations revenue benefited from our clients’ improving business conditions which increases new arising workers compensation claims,

•	Our clean energy investments benefited from higher electricity production due to increased demand for electricity from improving business conditions.

If economic conditions continue to improve, we believe we may also see favorable revenue benefits in our Brokerage and Risk Management segments and clean energy investments in the third and fourth quarters of 2021 relative to the same quarters in 2020. However, if economic recovery slows, we could see the favorable revenue and investment returns soften from second quarter 2021 levels.

During the second, third and fourth quarters of 2020 and first quarter 2021, we realized significant expense savings (totaling approximately $60 million to $75 million per quarter relative to the prior year same quarters, adjusted for pro forma full-quarter costs related to acquisitions) as a result of reduced travel, entertainment and advertising expenses, reduced costs from lower employee medical plan utilization, a reduction in workforce, wage controls, and reduced use of external consultants. During second quarter 2021, relative to second quarter 2020, as we increased our business activities, we saw modest increases in travel and entertainment, full restoration of advertising and more normalized usage of our employee medical plan, resumption of annual support-layer wage increases, increased use of external consultants, and a slight increase in incentive compensation. These incremental costs totaled approximately $15 million in our Brokerage segment relative to second quarter 2020. We believe we will see incremental Brokerage segment costs again in third and fourth quarter 2021, relative to the same quarters in 2020, of approximately $20 million and $30 million, respectively. However, if the pace of economic recovery accelerates, we could see expense increases greater than the estimates provided above.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Base Commissions and Fees
Commissions and fees, as reported	$1,273.1	$1,096.6	$2,732.1	$2,409.6
Less commissions and fees from acquisitions	(57.1)	—	(107.3)	—
Less divested operations	—	(4.3)	—	(7.4)
Levelized foreign currency translation	—	45.4	—	79.0

Organic base commissions and fees	$1,216.0	$1,137.7	$2,624.8	$2,481.2

Organic change in base commissions and fees	6.9%		5.8%

Supplemental Revenues
Supplemental revenues, as reported	$55.2	$50.3	$122.0	$109.3
Less supplemental revenues from acquisitions	(1.3)	—	(2.4)	—
Levelized foreign currency translation	—	2.4	—	4.1

Organic supplemental revenues	$53.9	$52.7	$119.6	$113.4

Organic change in supplemental revenues	2.3%		5.5%

Contingent Revenues
Contingent revenues, as reported	$43.3	$37.4	$106.6	$82.5
Less contingent revenues from acquisitions	(1.1)	—	(2.0)	—
Levelized foreign currency translation	—	0.4	—	1.4

Organic contingent revenues	$42.2	$37.8	$104.6	$83.9

Organic change in contingent revenues	11.6%		24.7%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,371.6	$1,184.3	$2,960.7	$2,601.4
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(59.5)	—	(111.7)	—
Less divested operations and program repricing	—	(4.3)	—	(7.4)
Levelized foreign currency translation	—	48.2	—	84.5

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,312.1	$1,228.2	$2,849.0	$2,678.5

Total organic change	6.8%		6.4%

Acquisition Activity	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Number of acquisitions closed *	7	4	12	12
Estimated annualized revenues acquired (in millions)	$34.1	$13.9	$123.8	$138.1

*	In the second quarter of 2021, Gallagher issued 92,000 shares of its common stock at the request of sellers and/or in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Compensation expense, as reported		$773.4	$672.4	$1,595.1	$1,425.2
Acquisition integration		(3.6)	(3.8)	(7.2)	(7.6)
Workforce and lease termination related charges		(2.8)	(13.3)	(7.3)	(18.9)
Acquisition related adjustments		(7.7)	(4.1)	(13.8)	(8.7)
Levelized foreign currency translation		—	28.4	—	48.1

Compensation expense, as adjusted		$759.3	$679.6	$1,566.8	$1,438.1

Reported compensation expense ratios using reported revenues on pages 1 and 2	*	55.6%	56.0%	53.2%	54.1%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	**	54.6%	54.3%	52.3%	52.8%

*

Reported second quarter 2021 compensation ratio was 0.4 pts lower than second quarter 2020. This ratio was primarily impacted by lower workforce related charges as well as savings in base compensation due to compensation expense control measures, partially offset by modest incremental costs associated with the pandemic recovery as noted on page 3.

**

Adjusted second quarter 2021 compensation ratio was 0.3 pts higher than second quarter 2020. This ratio was primarily impacted by modest incremental costs associated with the pandemic recovery as noted on page 3.

Operating Expense and Ratios		2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Operating expense, as reported		$176.8	$162.2	$346.9	$367.1
Acquisition integration		(2.6)	(2.9)	(3.1)	(5.8)
Workforce and lease termination related charges		(1.3)	(1.7)	(2.0)	(2.6)
Levelized foreign currency translation		—	4.6	—	12.2

Operating expense, as adjusted		$172.9	$162.2	$341.8	$370.9

Reported operating expense ratios using reported revenues on pages 1 and 2	*	12.7%	13.5%	11.6%	13.9%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	12.4%	13.0%	11.4%	13.6%

*

Reported second quarter 2021 operating expense ratio was 0.8 pts lower than second quarter 2020. Adjusted second quarter 2021 operating expense ratio was 0.6 pts lower than second quarter 2020. These ratios were primarily impacted by operating cost control measures, partially offset by modest incremental costs associated with the pandemic recovery as noted on page 3.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Net earnings, as reported	$227.6	$190.2	$592.0	$501.6
Provision for income taxes	72.1	57.6	188.0	157.0
Depreciation	21.1	17.8	43.2	35.4
Amortization	105.8	86.6	209.4	220.8
Change in estimated acquisition earnout payables	13.4	14.3	25.8	(70.4)

EBITDAC	440.0	366.5	1,058.4	844.4

Net gains on divestitures	(0.5)	(1.0)	(4.6)	(1.2)
Acquisition integration	6.2	6.7	10.3	13.4
Workforce and lease termination related charges	4.1	15.0	9.3	21.5
Acquisition related adjustments	7.7	4.1	13.8	8.7
Levelized foreign currency translation	—	17.5	—	29.3

EBITDAC, as adjusted	$457.5	$408.8	$1,087.2	$916.1

Net earnings margin, as reported using reported revenues on pages 1 and 2	16.4%	15.8%	19.7%	19.0%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	32.9%	32.7%	36.3%	33.6%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Fees	$240.0	$189.5	$457.3	$399.7
International performance bonus fees	4.9	1.1	7.8	2.4

Fees as reported	244.9	190.6	465.1	402.1

Less fees from acquisitions	(11.6)	—	(12.7)	—
Levelized foreign currency translation	—	4.4	—	10.7

Organic fees	$233.3	$195.0	$452.4	$412.8

Organic change in fees	19.6%		9.6%

Acquisition Activity	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Number of acquisitions closed	1	—	2	—
Estimated annualized revenues acquired (in millions)	$36.0	$—	$50.0	$—

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Compensation expense, as reported		$145.9	$126.1	$280.0	$257.0

Workforce and lease termination related charges		(0.4)	(4.9)	(0.8)	(5.2)
Acquisition related adjustments		(0.2)	—	(0.2)	—
Levelized foreign currency translation		—	3.1	—	7.5

Compensation expense, as adjusted		$145.3	$124.3	$279.0	$259.3

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	59.6%	66.1%	60.2%	63.8%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	**	59.3%	63.7%	60.0%	62.7%

*

Reported second quarter 2021 compensation ratio was 6.5 pts lower than second quarter 2020. This ratio was primarily impacted by lower workforce related charges as well as savings in base compensation due to compensation expense control measures, partially offset by modest incremental costs associated with the pandemic recovery as noted on page 3.

**

Adjusted second quarter 2021 compensation ratio was 4.4 pts lower than second quarter 2020. This ratio was primarily impacted by savings in base compensation due to compensation expense control measures, partially offset by modest incremental costs associated with the pandemic recovery as noted on page 3.

Operating Expense and Ratios		2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Operating expense, as reported		$51.5	$36.2	$97.9	$82.1

Workforce and lease termination related charges		(0.2)	(0.1)	(0.5)	(0.1)
Levelized foreign currency translation		—	0.6	—	1.6

Operating expense, as adjusted		$51.3	$36.7	$97.4	$83.6

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	21.0%	19.0%	21.0%	20.4%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	21.0%	18.8%	20.9%	20.2%

*

Reported second quarter operating expense ratio was 2.0 pts higher than second quarter 2020. Adjusted second quarter 2021 operating ratio was 2.2 pts higher than second quarter 2020. These ratios were primarily impacted by increased professional fees associated with revenue growth in certain products.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2021	2nd Q 2020	6 Mths 2021	6 Mths 2020
Net earnings, as reported	$24.9	$9.9	$42.9	$29.0
Provision for income taxes	8.5	3.3	14.6	9.8
Depreciation	11.6	12.3	23.1	24.6
Amortization	2.2	1.6	3.8	3.0
Change in estimated acquisition earnout payables	0.4	1.4	3.0	(2.9)

EBITDAC	47.6	28.5	87.4	63.5

Net gains on divestitures	(0.1)	—	(0.1)	—
Workforce and lease termination related charges	0.6	5.0	1.3	5.3
Acquisition related adjustments	0.2	—	0.2	—
Levelized foreign currency translation	—	0.7	—	1.6

EBITDAC, as adjusted	$48.3	$34.2	$88.8	$70.4

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	10.2%	5.2%	9.2%	7.2%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	19.7%	17.5%	19.1%	17.0%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2021			2020
2nd Quarter	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(57.2)	$14.3	$(42.9)	$(51.5)	$12.9	$(38.6)
Clean energy related (1)	(27.9)	48.7	20.8	(22.9)	27.9	5.0
Acquisition costs (2)	(11.8)	1.6	(10.2)	(1.4)	0.2	(1.2)
Corporate (3) (4)	(22.9)	(4.5)	(27.4)	(20.1)	10.0	(10.1)

Reported 2nd Quarter	(119.8)	60.1	(59.7)	(95.9)	51.0	(44.9)

Adjustments
Transaction-related costs (2)	10.2	(1.5)	8.7	—	—	—
U.K.-related tax rate change (3)	—	19.3	19.3	—	—	—

Components of Corporate Segment, as adjusted
Interest and banking costs	(57.2)	14.3	(42.9)	(51.5)	12.9	(38.6)
Clean energy related (1)	(27.9)	48.7	20.8	(22.9)	27.9	5.0
Acquisition costs	(1.6)	0.1	(1.5)	(1.4)	0.2	(1.2)
Corporate (4)	(22.9)	14.8	(8.1)	(20.1)	10.0	(10.1)

Adjusted 2nd Quarter	$(109.6)	$77.9	$(31.7)	$(95.9)	$51.0	$(44.9)

Six Months
Components of Corporate Segment, as reported
Interest and banking costs	$(106.4)	$26.6	$(79.8)	$(103.3)	$25.9	$(77.4)
Clean energy related (1)	(56.9)	111.1	54.2	(46.8)	104.3	57.5
Acquisition costs (2)	(13.3)	1.7	(11.6)	(4.1)	0.4	(3.7)
Corporate (3) (4)	(49.0)	28.0	(21.0)	(30.5)	25.7	(4.8)

Reported six months	(225.6)	167.4	(58.2)	(184.7)	156.3	(28.4)

Adjustments
Transaction-related costs (2)	10.2	(1.5)	8.7	—	—	—
U.K.-related tax rate change (3)	—	19.3	19.3	—	—	—

Components of Corporate Segment, as adjusted
Interest and banking costs	(106.4)	26.6	(79.8)	(103.3)	25.9	(77.4)
Clean energy related (1)	(56.9)	111.1	54.2	(46.8)	104.3	57.5
Acquisition costs	(3.1)	0.2	(2.9)	(4.1)	0.4	(3.7)
Corporate (4)	(49.0)	47.3	(1.7)	(30.5)	25.7	(4.8)

Adjusted six months	$(215.4)	$185.2	$(30.2)	$(184.7)	$156.3	$(28.4)

(1)

Pretax loss for the second quarter is presented net of amounts attributable to noncontrolling interests of $9.0 million in 2021 and $6.6 million in 2020. Pretax loss for the six-months ended June 30, 2021, is presented net of amounts attributable to noncontrolling interests of $18.8 million in 2021 and $15.0 million in 2020.

(2)

In second quarter 2021, Gallagher incurred transaction-related costs, which include legal, consulting and other professional fees associated with the due diligence related to its now terminated agreement to acquire certain Willis Towers Watson plc brokerage operations.

(3)

In second quarter 2021, the U.K. government enacted tax legislation that increases the corporate income tax rate from 19% to 25% effective in 2023. Gallagher incurred additional income tax expense in the quarter to adjust certain deferred income tax liabilities to the higher income tax rate.

(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $1.1 million in second quarter 2021 and a net unrealized foreign exchange remeasurement loss of $5.1 million in second quarter 2020. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $5.2 million in the six month period ended June 30, 2021 and a net unrealized foreign exchange remeasurement gain of $7.3 million in the six month period ended June 30, 2020.

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Interest and banking costs and debt - At June 30, 2021, Gallagher had $1,500.0 million of borrowings from public debt, $4,448.0 million of borrowings from private placements and no short-term borrowings under its line of credit facility. In addition, Gallagher had $166.1 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions is also included.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, includes the tax expense related to partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses and the tax benefit from vesting of employee equity awards.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2021 and 2020 was 9.2% and 5.8%, respectively, which was lower than the statutory rate due to the production of IRC Section 45 clean energy tax credits. In third quarter 2020, Gallagher increased its estimated U.K. effective income tax rate from 17.5% to 19%. In second quarter 2021, the U.K. government enacted tax legislation that increases the corporate income tax rate from 19% to 25% effective in 2023. Gallagher incurred additional income tax expense in the quarter to adjust certain deferred income tax liabilities to the higher income tax rate.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, July 29, 2021 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 56 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the redemption of our $650 million tranche of senior notes; the repurchase of shares under our newly authorized share repurchase program; changes in our expenses in the next several quarters; the impact of the COVID-19 pandemic recovery; anticipated future results or performance of any segment or the Company as a whole; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including the pace of economic recovery following COVID-19; our actual acquisition opportunities; or other factors like Brexit; trade wars or tariffs; political unrest in the U.S. or other countries around the world; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

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In particular, the global spread of COVID-19 has created significant volatility and uncertainty and economic disruption that may impact our forward-looking statements. The extent to which the pandemic impacts our business, operations and financial results will depend on numerous evolving factors, many of which are not within our control and that we may not be able to accurately predict, including: its duration and scope; the effectiveness of vaccines, how quickly vaccines are distributed and administered, and our employees’ and the general population’s willingness to receive them; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic, including new laws that raise corporate tax rates; the impact of the pandemic on economic activity and actions taken in response; the effect on our clients and client demand for our services; our ability to sell and provide our services, including limitations on travel and difficulties of our clients and employees working from home and closure of their facilities; the ability of our clients to pay their insurance premiums which could impact our commission and fee revenues for our services; the nature and extent of possible claims that might impact the ability of underwriting enterprises to pay supplemental and contingent commissions; the decrease in new arising workers’ compensation and general liability claims; the long-term impact of closing our offices and our employees working from home; the impact of lost revenue on our employees’ variable and base compensation levels; the impact of reduced investments and postponements related to business modernization projects; the impact of furloughed or terminated employees; and the impact of reduced advertising and sponsorship investments.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequently filed Quarterly Reports on Form 10-Q and the prospectus filed on May 17, 2021 for a more detailed discussion of these and other factors that could impact its forward-looking statements. The COVID-19 pandemic currently amplifies, and in the future could continue to amplify, the risks, uncertainties and assumptions, reflected in such risk factors. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that our chief operating decision maker uses when reviewing the company’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Transaction-related costs associated with the due diligence related to its now terminated agreement to acquire certain assets of Willis Towers Watson plc.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

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•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impairment charges and acquisition related compensation charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•

U.K.-related tax-rate change, which represents the impact in second quarter 2021 of one-time income tax expense associated with the change in the U.K. effective income tax rate from 19% to 25% that is effective in 2023.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior periods. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13, for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6 and 7, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Brokerage Segment
Commissions	$977.1	$827.5	$2,102.5	$1,844.7
Fees	296.0	269.1	629.6	564.9
Supplemental revenues	55.2	50.3	122.0	109.3
Contingent revenues	43.3	37.4	106.6	82.5
Investment income and net gains on divestitures	18.6	16.8	39.7	35.3

Total revenues	1,390.2	1,201.1	3,000.4	2,636.7

Compensation	773.4	672.4	1,595.1	1,425.2
Operating	176.8	162.2	346.9	367.1
Depreciation	21.1	17.8	43.2	35.4
Amortization	105.8	86.6	209.4	220.8
Change in estimated acquisition earnout payables	13.4	14.3	25.8	(70.4)

Expenses	1,090.5	953.3	2,220.4	1,978.1

Earnings before income taxes	299.7	247.8	780.0	658.6
Provision for income taxes	72.1	57.6	188.0	157.0

Net earnings	227.6	190.2	592.0	501.6
Net earnings attributable to noncontrolling interests	2.6	1.5	4.4	2.2

Net earnings attributable to controlling interests	$225.0	$188.7	$587.6	$499.4

EBITDAC
Net earnings	$227.6	$190.2	$592.0	$501.6
Provision for income taxes	72.1	57.6	188.0	157.0
Depreciation	21.1	17.8	43.2	35.4
Amortization	105.8	86.6	209.4	220.8
Change in estimated acquisition earnout payables	13.4	14.3	25.8	(70.4)

EBITDAC	$440.0	$366.5	$1,058.4	$844.4

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Risk Management Segment
Fees	$244.9	$190.6	$465.1	$402.1
Investment income	0.1	0.2	0.2	0.5

Revenues before reimbursements	245.0	190.8	465.3	402.6
Reimbursements	36.7	32.4	69.1	70.1

Total revenues	281.7	223.2	534.4	472.7

Compensation	145.9	126.1	280.0	257.0
Operating	51.5	36.2	97.9	82.1
Reimbursements	36.7	32.4	69.1	70.1
Depreciation	11.6	12.3	23.1	24.6
Amortization	2.2	1.6	3.8	3.0
Change in estimated acquisition earnout payables	0.4	1.4	3.0	(2.9)

Expenses	248.3	210.0	476.9	433.9

Earnings before income taxes	33.4	13.2	57.5	38.8
Provision for income taxes	8.5	3.3	14.6	9.8

Net earnings	24.9	9.9	42.9	29.0
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$24.9	$9.9	$42.9	$29.0

EBITDAC
Net earnings	$24.9	$9.9	$42.9	$29.0
Provision for income taxes	8.5	3.3	14.6	9.8
Depreciation	11.6	12.3	23.1	24.6
Amortization	2.2	1.6	3.8	3.0
Change in estimated acquisition earnout payables	0.4	1.4	3.0	(2.9)

EBITDAC	$47.6	$28.5	$87.4	$63.5

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr Ended June 30,

(Unaudited - in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Corporate Segment
Revenues from consolidated clean coal facilities	$245.3	$146.7	$528.4	$314.6
Royalty income from clean coal licenses	16.4	13.0	34.3	26.9
Loss from unconsolidated clean coal facilities	(0.7)	(0.2)	(1.1)	(0.2)
Other net revenues	0.6	0.2	2.1	0.2

Total revenues	261.6	159.7	563.7	341.5

Cost of revenues from consolidated clean coal facilities	268.8	161.2	577.9	346.6
Compensation	17.8	17.1	37.6	29.6
Operating	25.1	16.4	41.7	23.3
Interest	56.2	50.0	104.3	100.5
Depreciation	4.5	4.3	9.0	11.2

Expenses	372.4	249.0	770.5	511.2

Loss before income taxes	(110.8)	(89.3)	(206.8)	(169.7)
Benefit for income taxes	(60.1)	(51.0)	(167.4)	(156.3)

Net loss	(50.7)	(38.3)	(39.4)	(13.4)
Net earnings attributable to noncontrolling interests	9.0	6.6	18.8	15.0

Net loss attributable to controlling interests	$(59.7)	$(44.9)	$(58.2)	$(28.4)

EBITDAC
Net loss	$(50.7)	$(38.3)	$(39.4)	$(13.4)
Benefit for income taxes	(60.1)	(51.0)	(167.4)	(156.3)
Interest	56.2	50.0	104.3	100.5
Depreciation	4.5	4.3	9.0	11.2

EBITDAC	$(50.1)	$(35.0)	$(93.5)	$(58.0)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total Company
Commissions	$977.1	$827.5	$2,102.5	$1,844.7
Fees	540.9	459.7	1,094.7	967.0
Supplemental revenues	55.2	50.3	122.0	109.3
Contingent revenues	43.3	37.4	106.6	82.5
Investment income and net gains on divestitures	18.7	17.0	39.9	35.8
Revenues from clean coal activities	261.0	159.5	561.6	341.3
Other net revenues - Corporate	0.6	0.2	2.1	0.2

Revenues before reimbursements	1,896.8	1,551.6	4,029.4	3,380.8
Reimbursements	36.7	32.4	69.1	70.1

Total revenues	1,933.5	1,584.0	4,098.5	3,450.9

Compensation	937.1	815.6	1,912.7	1,711.8
Operating	253.4	214.8	486.5	472.5
Reimbursements	36.7	32.4	69.1	70.1
Cost of revenues from clean coal activities	268.8	161.2	577.9	346.6
Interest	56.2	50.0	104.3	100.5
Depreciation	37.2	34.4	75.3	71.2
Amortization	108.0	88.2	213.2	223.8
Change in estimated acquisition earnout payables	13.8	15.7	28.8	(73.3)

Expenses	1,711.2	1,412.3	3,467.8	2,923.2

Earnings before income taxes	222.3	171.7	630.7	527.7
Provision for income taxes	20.5	9.9	35.2	10.5

Net earnings	201.8	161.8	595.5	517.2
Net earnings attributable to noncontrolling interests	11.6	8.1	23.2	17.2

Net earnings attributable to controlling interests	$190.2	$153.7	$572.3	$500.0

Diluted net earnings per share	$0.92	$0.79	$2.83	$2.58

Dividends declared per share	$0.48	$0.45	$0.96	$0.90

EBITDAC
Net earnings	$201.8	$161.8	$595.5	$517.2
Provision for income taxes	20.5	9.9	35.2	10.5
Interest	56.2	50.0	104.3	100.5
Depreciation	37.2	34.4	75.3	71.2
Amortization	108.0	88.2	213.2	223.8
Change in estimated acquisition earnout payables	13.8	15.7	28.8	(73.3)

EBITDAC	$437.5	$360.0	$1,052.3	$849.9

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2021	Dec 31, 2020
Cash and cash equivalents	$3,204.1	$664.6
Restricted cash	3,170.9	2,909.7
Premiums and fees receivable	8,394.8	6,436.0
Other current assets	1,169.5	1,113.9

Total current assets	15,939.3	11,124.2
Fixed assets - net	454.9	450.7
Deferred income taxes (includes tax credit carryforwards of $1,042.8 in 2021 and $998.0 in 2020)	1,126.3	1,085.8
Other noncurrent assets	860.8	769.9
Right-of-use assets	358.3	373.9
Goodwill	6,630.3	6,127.0
Amortizable intangible assets - net	2,447.3	2,399.9

Total assets	$27,817.2	$22,331.4

Premiums payable to underwriting enterprises	$9,716.7	$7,784.6
Accrued compensation and other current liabilities	1,408.4	1,596.2
Deferred revenue - current	530.1	475.6
Premium financing debt	166.1	203.6
Corporate related borrowings - current	200.0	75.0

Total current liabilities	12,021.3	10,135.0
Corporate related borrowings - noncurrent	5,712.2	4,266.0
Deferred revenue - noncurrent	62.0	65.7
Lease liabilities - noncurrent	302.6	320.9
Other noncurrent liabilities	1,365.1	1,311.1

Total liabilities	19,463.2	16,098.7

Stockholders’ equity:
Common stock - issued and outstanding	206.8	193.7
Capital in excess of par value	5,887.3	4,264.4
Retained earnings	2,749.1	2,371.7
Accumulated other comprehensive loss	(530.5)	(643.6)

Total controlling interests stockholders’ equity	8,312.7	6,186.2
Noncontrolling interests	41.3	46.5

Total stockholders’ equity	8,354.0	6,232.7

Total liabilities and stockholders’ equity	$27,817.2	$22,331.4

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	2nd Q Ended June 30, 2021	2nd Q Ended June 30, 2020	6 Mths Ended June 30, 2021		6 Mths Ended June 30, 2020
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	201,295	190,470	197,968		189,597
Diluted weighted average shares outstanding (000s)	205,826	194,050	202,465		193,648
Number of common shares outstanding at end of period (000s)			206,750	*	191,469
Workforce at end of period (includes acquisitions):
Brokerage			26,446		25,051
Risk Management			6,960		6,438
Total Company			35,234		32,780

*

Gallagher completed a follow-on public offering of 10,350,000 shares of its common stock on May 17, 2021, intended to fund a portion of the now terminated acquisition of certain Willis Towers Watson plc brokerage operations.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2021
Brokerage, as reported	$299.7	$72.1	$227.6	$2.6	$225.0	$1.09
Net gains on divestitures	(0.5)	(0.1)	(0.4)	—	(0.4)	—
Acquisition integration	6.2	1.5	4.7	—	4.7	0.02
Workforce and lease termination	4.1	1.0	3.1	—	3.1	0.02
Acquisition related adjustments	20.2	4.9	15.3	—	15.3	0.08

Brokerage, as adjusted	$329.7	$79.4	$250.3	$2.6	$247.7	$1.21

Risk Management, as reported	$33.4	$8.5	$24.9	$—	$24.9	$0.12
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	0.6	0.1	0.5	—	0.5	—
Acquisition related adjustments	0.3	—	0.3	—	0.3	—

Risk Management, as adjusted	$34.2	$8.6	$25.6	$—	$25.6	$0.12

Corporate, as reported	$(110.8)	$(60.1)	$(50.7)	$9.0	$(59.7)	$(0.29)
Transaction-related costs	10.2	1.5	8.7	—	8.7	0.04
U.K.-related tax rate change	—	(19.3)	19.3	—	19.3	0.09

Corporate, as adjusted	$(100.6)	$(77.9)	$(22.7)	$9.0	$(31.7)	$(0.16)

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2020
Brokerage, as reported	$247.8	$57.6	$190.2	$1.5	$188.7	$0.97
Net gains on divestitures	(1.0)	(0.2)	(0.8)	—	(0.8)	—
Acquisition integration	6.7	1.6	5.1	—	5.1	0.02
Workforce and lease termination	15.0	3.5	11.5	—	11.5	0.06
Acquisition related adjustments	10.8	2.5	8.3	—	8.3	0.04
Levelized foreign currency translation	11.6	2.7	8.9	—	8.9	0.05

Brokerage, as adjusted	$290.9	$67.7	$223.2	$1.5	$221.7	$1.14

Risk Management, as reported	$13.2	$3.3	$9.9	$—	$9.9	$0.05
Workforce and lease termination	5.0	1.3	3.7	—	3.7	0.02
Acquisition related adjustments	1.5	0.4	1.1	—	1.1	0.01
Levelized foreign currency translation	0.2	0.1	0.1	—	0.1	—

Risk Management, as adjusted	$19.9	$5.1	$14.8	$—	$14.8	$0.08

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2021
Brokerage, as reported	$780.0	$188.0	$592.0	$4.4	$587.6	$2.90
Net gains on divestitures	(4.6)	(1.0)	(3.6)	—	(3.6)	(0.02)
Acquisition integration	10.3	2.4	7.9	—	7.9	0.04
Workforce and lease termination	11.1	2.5	8.6	—	8.6	0.04
Acquisition related adjustments	35.0	8.0	27.0	—	27.0	0.14

Brokerage, as adjusted	$831.8	$199.9	$631.9	$4.4	$627.5	$3.10

Risk Management, as reported	$57.5	$14.6	$42.9	$—	$42.9	$0.21
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	1.3	0.3	1.0	—	1.0	0.01
Acquisition related adjustments	2.7	0.6	2.1	—	2.1	0.01

Risk Management, as adjusted	$61.4	$15.5	$45.9	$—	$45.9	$0.23

Corporate, as reported	$(206.8)	$(167.4)	$(39.4)	$18.8	$(58.2)	$(0.28)
Transaction-related costs	10.2	1.5	8.7	—	8.7	0.04
U.K.-related tax rate change	—	(19.3)	19.3	—	19.3	0.09

Corporate, as adjusted	$(196.6)	$(185.2)	$(11.4)	$18.8	$(30.2)	$(0.15)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2020
Brokerage, as reported	$658.6	$157.0	$501.6	$2.2	$499.4	$2.58
Net gains on divestitures	(1.2)	(0.2)	(1.0)	—	(1.0)	—
Acquisition integration	13.4	3.2	10.2	—	10.2	0.05
Workforce and lease termination	21.5	5.0	16.5	—	16.5	0.09
Acquisition related adjustments	8.0	1.8	6.2	—	6.2	0.03
Levelized foreign currency translation	18.7	4.4	14.3	—	14.3	0.07

Brokerage, as adjusted	$719.0	$171.2	$547.8	$2.2	$545.6	$2.82

Risk Management, as reported	$38.8	$9.8	$29.0	$—	$29.0	$0.15
Workforce and lease termination	5.3	1.4	3.9	—	3.9	0.02
Acquisition related adjustments	1.2	0.3	0.9	—	0.9	—
Levelized foreign currency translation	0.5	0.2	0.3	—	0.3	—

Risk Management, as adjusted	$45.8	$11.7	$34.1	$—	$34.1	$0.17

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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